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                                  EXHIBIT 8c

Written consent of Sutherland Asbill & Brennan LLP.
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                                   Exhibit 8C

              WRITTEN CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


                                April 25, 2001



Paragon Life Insurance Company
100 South Brentwood Boulevard
St. Louis, MO  63105


Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 3 to the Registration Statement on Form S-6 for Paragon Life Insurance Company Separate Account D (File No. 333-36515). In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                 Very truly yours,

                                 SUTHERLAND ASBILL & BRENNAN LLP

                                 By: /s/ Stephen E. Roth
                                        ---------------------
                                        Stephen E. Roth